UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2023, Soluna Holdings, Inc. (the “Company”), held an annual meeting of stockholders (the “Annual Meeting”), at the Annual Meeting the stockholders voted and approved a proposal (i) to amend the Company’s certificate of incorporation to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of June 29, 2023, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-twenty five (1-for-25) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval.

On October 11, 2023, the Company filed a Certificate of Change (the “Certificate of Change”) effecting a reverse stock split as of 5:00 p.m. Eastern Standard Time on October 13, 2023 with a ratio of 1-for-25 (the “Reverse Split”). The Company’s common stock began trading on a post-split basis under the Company’s existing trading symbol, “SLNH,” when the market opened on October 16, 2023.

As a result of the Reverse Split, every 25 shares of the Company’s issued and outstanding common stock prior to the Reverse Split will automatically be converted into one new share of common stock, without any change in the par value per share. The Reverse Split reduced the number of shares of common stock issued and outstanding from approximately 37.3 million to approximately 1.5 million. The Reverse Split will not change the number of shares of common stock authorized for issuance. No fractional shares were outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding equity awards, warrants and convertible securities with respect to the number of shares of common stock subject to such award or security and the exercise or conversion price thereof. Furthermore, the number of shares of common stock available for issuance under the Company’s equity incentive plans has been proportionately adjusted for the Reverse Split ratio, such that fewer shares will be subject to such plans.

The new CUSIP number for common stock following the Reverse Split is 583543301. For more information about the Reverse Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 30, 2023 (the “Proxy Statement”).

The text of the Certificate of Change is filed as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2023, the Company issued a press release announcing the Reverse Split, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Change dated October 11, 2023
99.1	Press release, dated October 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date:	October 17, 2023	By:	/s/ David Michaels
David Michaels
Chief Financial Officer
(principal financial and accounting officer)